Filed Pursuant to Rule 424(b)(5)
Registration No. 333-232270

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 7, 2020)

DXP ENTERPRISES, INC.

Up to $37,500,000 of

COMMON STOCK

We have entered into an equity distribution agreement with BMO Capital Markets Corp., a Delaware corporation (the “Distribution Agent” or “BMOCM”), relating to shares of our common stock having an aggregate sales price of up to $37,500,000 offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell from time to time up to the maximum dollar amount of our shares through the Distribution Agent, as our sales agent. Sales of the shares, if any, will be made in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made directly on any existing trading market for the common stock or to or through a market maker, at prices prevailing at the time of sale.

The Distribution Agent will receive from us a commission of up to 3.0% based on the gross sales price per share for any shares sold through that Distribution Agent as sales agent under the equity distribution agreement, as further described under “Plan of Distribution.” In connection with the sale of shares of common stock on our behalf, the Distribution Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Distribution Agent may be deemed to be underwriting commission or discount.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “DXPE.” The last reported sales price per share of our common stock as reported by Nasdaq on May 8, 2020 was $16.05.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and page 3 of the accompanying prospectus.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BMO Capital Markets

The date of this prospectus supplement is May 11, 2020.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Distribution Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is or to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement and the accompanying prospectus or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the shares we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein are part of a shelf registration statement that we filed with the SEC. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, our shares being offered and other information you should know before investing in our shares. You should read carefully this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the additional information described under “Where You Can Find More Information” on page S-3 of this prospectus supplement and page 21 of the accompanying prospectus before investing in our securities.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

As used in this prospectus, the terms “DXP,” “Company,” “we,” “our,” “ours” and “us” refer to DXP Enterprises, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. These documents provide a significant amount of information about us. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus supplement and the termination of this offering. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

•

Our Annual Report on Form 10-K for our fiscal year ended December 31, 2019, filed with the SEC on March 13, 2020, including the information specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2019 from our definitive proxy statement for the 2020 Annual Meeting of Shareholders filed with the SEC on April 23, 2020;

•	Our Quarterly Report on Form 10-Q for our quarterly period ended March 31, 2020, filed with the SEC on May 8, 2020.

•	Our Current Reports on Form 8-K filed with the SEC on February 21, 2020 and March 19, 2020.

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 9, 1996, including any amendments or reports filed for the purpose of updating such description.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference in such documents). Requests for such copies should be directed to:

DXP Enterprises, Inc.

5301 Hollister St.

Houston, Texas 77040

(713) 996-4700

Attention: Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act that registers the shares offered by this prospectus supplement and the accompanying prospectus. The registration statement, including the exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus some information included in the registration statement.

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is http://www.dxpe.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider any such information to be a part of this prospectus supplement or the accompanying prospectus. We have included our website address as an inactive textual reference only.

We furnish holders of our common stock with annual reports containing financial statements audited by our independent auditors in accordance with generally accepted accounting principles following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain or incorporate by reference, and our officers and representatives may from time to time make, statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “might,” “estimates,” “will,” “should,” “could,” “plans,” or “anticipates” or the negative thereof, other variations thereon, or comparable terminology, or by discussions of strategy. Any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and actual results may vary materially from those discussed in the forward-looking statements as a result of various factors. These factors include, but are not limited to, the following:

•	the use of proceeds from this offering;

•	the effectiveness of management’s strategies and decisions;

•	our ability to implement our internal growth and acquisition growth strategies;

•	general economic and business conditions specific to our primary customers;

•	changes in customer preferences and attitudes;

•	changes in government regulations;

•	our ability to effectively integrate businesses we may acquire;

•	new or modified statutory or regulatory requirements;

•	increased shipping and third-party transportation costs;

•	risks associated with operating in foreign countries;

•	availability of materials and labor;

•	inability to obtain or delay in obtaining government or third-party approvals and permits;

•	non-performance by third parties of their contractual obligations;

•	unforeseen hazards such as weather conditions, pandemics, acts of war or terrorist acts and the governmental or military response thereto, and cyber-attacks adversely affecting our operations;

•	our ability to manage the economic risks related to the impact of COVID-19 and the recent drop in oil and gas prices;

•	our ability to manage changes and the continued health or availability of management personnel;

•	our ability to obtain financing on favorable terms or amend our credit facilities as needed and our ability to service the debt; and

•

such other factors as discussed throughout the “Risk Factors” sections of this prospectus supplement and the accompanying prospectus, throughout Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, throughout Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2019, and in other reports we file with the SEC from time to time.

While our forward-looking statements reflect our best judgment about future events and trends based on the information currently available to us, our results of operations can be affected by the assumptions we make or by risks and uncertainties known or unknown to us, including those described under “Risk Factors” in this prospectus supplement, in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and in other reports that we file with the SEC from time to time. Because such forward-looking statements are subject to risks and uncertainties and our actual results could differ materially from those in such forward-looking statements, the factors set forth under the heading “Risk Factors” in this prospectus supplement, in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and in other reports that we file with the SEC from time to time, among others, in some cases have affected, and in the future could affect, our actual results and could cause our actual results to differ materially from those expressed in any forward-looking statement made by us. Therefore, we cannot guarantee and you should not rely on the accuracy of the forward-looking statements.

All forward-looking statements included in this prospectus supplement are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any such forward- looking statement or statements. All forward-looking statements incorporated by reference into this prospectus supplement or the accompanying prospectus are made as of the date they were originally made based on information available to us on the date such statements were originally made, and we assume no obligation to update any such forward-looking statement or statements.

PROSPECTUS SUPPLEMENT SUMMARY

The information below is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference into those documents, including the “Risk Factors” section of this prospectus supplement and the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, and in other reports we file with the SEC from time to time. This summary is not complete and does not contain all of the information that you should consider when making your investment decision.

Our Company

DXP was incorporated in Texas in 1996 to be the successor to SEPCO Industries, Inc., founded in 1908. Since our predecessor company was founded, we have primarily been engaged in the business of distributing maintenance, repair and operating (“MRO”) products, equipment and service to industrial customers. The Company is organized into three segments: Service Centers, Innovative Pumping Solutions and Supply Chain Services.

The Service Centers are engaged in providing MRO products, equipment and integrated services, including technical expertise and logistics capabilities, to industrial customers with the ability to provide same day delivery. We offer our customers a single source of supply on an efficient and competitive basis by being a first-tier distributor that can purchase products directly from manufacturers. As a first-tier distributor, we are able to reduce our customers’ costs and improve efficiencies in the supply chain. We offer a wide range of industrial MRO products, equipment and integrated services through a continuum of customized and efficient MRO solutions. We also provide services such as field safety supervision, in-house and field repair and predictive maintenance. DXP Service Centers provide a wide range of MRO products in the rotating equipment, bearing, power transmission, hose, fluid power, metal working, industrial supply and safety product and service categories.

DXP’s Supply Chain Services (“SCS”) segment manages all or part of its customers’ supply chains, including procurement and inventory management. The SCS segment provides fully outsourced MRO solutions for sourcing MRO products including, but not limited to, the following: inventory optimization and management; store room management; transaction consolidation and control; vendor oversight and procurement cost optimization; productivity improvement services; and customized reporting. Our mission is to help our customers become more competitive by reducing their indirect material costs and order cycle time by increasing productivity and by creating enterprise-wide inventory and procurement visibility and control.

DXP’s Innovative Pumping Solutions® (“IPS”) segment provides integrated, custom pump skid packages, pump remanufacturing and manufactures branded private label pumps to meet the capital equipment needs of our global customer base. Our IPS segment provides a single-source for engineering, systems design and fabrication for unique customer specifications. DXP leverages its MRO product inventories and breadth of authorized products to lower the total cost and maintain the quality of our pump packages.

Our principal executive office is located at 5301 Hollister, Texas 77040, and our telephone number is (713) 996-4700. Our website address on the Internet is www.dxpe.com. Information contained on our website is not incorporated by reference in this prospectus supplement or the accompanying base prospectus, and you should not consider information contained on our website as part of this prospectus supplement or the accompanying base prospectus.

THE OFFERING

Issuer	DXP Enterprises, Inc.

Common Stock Being Offered	Shares of common stock, $0.01 par value, having an aggregate offering price of up to $37,500,000.

Common Stock Outstanding Prior to the Offering	17,722,069.

Plan of Distribution	“At-the-market” offering that may be made from time to time through our sales agent, BMOCM. See “Plan of Distribution” on page S-11.

Use of Proceeds	We intend to use the net proceeds from the sale of shares for general corporate purposes. See “Use of Proceeds” below.

Risk Factors	See “Risk Factors” on page S-8 of this prospectus supplement and page 3 of the accompanying prospectus for a discussion of factors you should carefully consider before investing in shares of our common stock.

Exchange Listing	Our common stock is traded on Nasdaq under the symbol “DXPE.”

RISK FACTORS

An investment in our common stock has a high degree of risk. You should carefully consider the following risk factors, as well as the risk factors included under the caption “Risk Factors” beginning on page 3 of the accompanying prospectus and the risk factors included in the “Risk Factors” section of this prospectus supplement and the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, and in other reports we file with the SEC from time to time, which are incorporated by reference herein, together with all the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risk factors should occur, our profitability, financial condition or liquidity could be materially impacted. As a result, you may lose part or all of your investment.

You may experience future dilution as a result of future equity offerings.

We are not restricted from issuing additional common stock or preferred stock, including securities that are convertible into or exchangeable for, or that represent to the right to receive, common stock or preferred stock. In future offerings, we may sell shares or other securities at a price per share that is less than the price per share paid by investors in this offering. The issuance of additional shares of common stock or securities convertible into our common stock will dilute the ownership interest of our existing common shareholders. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, our then-current common shareholders.

The right of shareholders to receive liquidation and dividend payments on our common stock is junior to the rights of holders of existing and future indebtedness and to any other senior securities we may issue in the future.

Shares of common stock are equity interests in DXP and do not constitute indebtedness. This means that the shares of common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our outstanding preferred stock. Our board of directors is authorized to issue additional classes or series of preferred stock in the future without any action on the part of our common shareholders.

Since we have discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Management will have broad discretion over the use of proceeds from this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested, employed, or used in ways that do not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement, our equity distribution agreement or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we may sell a significant number of our securities would have on the market price of our common stock.

The common stock offered by us in an offering will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The trading price and volume of our common stock may be volatile.

The market price of our common stock could be subject to wide fluctuations in response to, among other things, the risk factors described in our periodic reports, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, commodity and energy price fluctuations, interest rate changes or international currency fluctuations, and the impact of pandemics and governmental response to such crises, may negatively affect the market price of our common stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could adversely affect our business.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $37.5 million from time to time. The amount of proceeds from this offering, if any, will depend upon the number of shares of our common stock sold and the market price at which they are sold. We intend to use all of the net proceeds from this offering, after deducting the Distribution Agent’s commission and our offering expenses, for general corporate purposes, including, without limitation, capital expenditures, working capital, acquisitions, and investments in our subsidiaries. A portion of the net proceeds of this offering may be invested temporarily in short-term investment grade securities pending their use for such purposes or used to pay down our borrowings, including any borrowings under our Asset Based Loan and Security Agreement (the “ABL Revolver”).

BMOCM is a lender under our ABL Revolver. As a result, BMOCM may receive a portion of the net proceeds from this offering to the extent that we use such proceeds, or any portion thereof, to repay amounts outstanding on our ABL Revolver, if any.

The amounts and timing of our actual expenditures will depend on numerous factors, including our commercial efforts and other factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with the Distribution Agent under which we may offer and sell shares of our common stock having an aggregate sales price of up to $37,500,000 from time to time through or to the Distribution Agent, as sales agent or principal. Sales of the shares of our common stock under this prospectus supplement, if any, will be in “at the market offerings” as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the Nasdaq or on any other existing trading market for our common stock or to or through a market maker or any other method permitted by law, including, but not limited to, negotiated transactions and block trades. The Distribution Agent will not engage in any transactions that stabilize the price of our common stock.

From time to time during the term of the equity distribution agreement, we will notify the Distribution Agent of the trading days on which the shares of our common stock are to be sold, the maximum number of shares that are to be sold in the aggregate and on each trading day, and the minimum price at which we are willing to sell the shares of our common stock. Once we have so instructed the Distribution Agent, unless the Distribution Agent declines to accept the terms of such notice or until such notice is terminated or suspended as permitted by the equity distribution agreement, the Distribution Agent will use commercially reasonable efforts to sell such shares up to the amount specified on such terms. The obligations of the Distribution Agent under the equity distribution agreement are subject to a number of customary conditions that we must meet. The obligation of the Distribution Agent under the equity distribution agreement to sell shares pursuant to any notice is subject to a number of conditions, which the Distribution Agent reserves the right to waive in its sole discretion. We or the Distribution Agent may suspend the offering of common stock at any time and from time to time by notifying the other party.

Under the terms of the equity distribution agreement, we also may sell shares of common stock to the Distribution Agent as principal for its own account at a price agreed upon at the time of sale. If we sell common stock to the Distribution Agent as principal, we will enter into a separate terms agreement with the Distribution Agent and we will describe this terms agreement in a separate prospectus supplement or pricing supplement.

The Distribution Agent will provide written confirmation to us following the close of trading on each trading day on which the Distribution Agent has sold shares of our common stock for us under the equity distribution agreement. Each confirmation will include (i) the number of shares of our common stock sold on such trading day, (ii) the gross offering proceeds received from such sales, (iii) the commission payable by us to the Distribution Agent with respect to such sales and (iv) the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales). We will report at least quarterly the number of shares of common stock sold through the Distribution Agent under the equity distribution agreement, the net proceeds to us (before expenses) and the commission of the Distribution Agent in connection with the sales of the common stock.

Settlement for sales of our common stock will occur on the second trading day following the date on which any sales are made or such earlier day as is industry practice for regular-way trading, with respect to any particular transaction. Sales of our common stock as contemplated by this prospectus supplement will be settled either by free delivery of our common stock by us or our transfer agent to the Distribution Agent or through the facilities of The Depositary Trust Company or by such other means as we and the Distribution Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

If we or the Distribution Agent have reason to believe that shares of our common stock are no longer “actively-traded securities” as defined under Rule 101(c)(l) of Regulation M under the Exchange

Act, that party will promptly notify the others and sales of common stock pursuant to the equity distribution agreement or any terms agreement will be suspended until in our collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied.

We will pay the Distribution Agent a commission of up to 3.0% of the gross sale proceeds from the sales of shares of our common stock under the equity distribution agreement. We have agreed to pay various fees and other expenses related to this offering. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

In connection with the sale of shares of our common stock on our behalf hereunder, the Distribution Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Distribution Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Distribution Agent against specified liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the equity distribution agreement or (ii) the termination of the equity distribution agreement by the Distribution Agent or us in accordance with the terms of the equity distribution agreement.

This summary of the material provisions of the equity distribution agreement does not purport to be a complete statement of its terms and conditions. A copy of the equity distribution agreement will be filed with the SEC as an exhibit to a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus supplement and accompanying prospectus is a part. See “Where You Can Find More Information” in this prospectus supplement.

BMOCM is a lender under our ABL Revolver. As a result, BMOCM may receive a portion of the net proceeds from this offering to the extent that we use such proceeds, or any portion thereof, to repay amounts outstanding on our ABL Revolver, if any.

The Distribution Agent and certain of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Distribution Agent and such affiliates have received, or may in the future receive, customary fees and expenses for these transactions. In addition, in the ordinary course of their various business activities, the Distribution Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Distribution Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Norton Rose Fulbright US LLP. Certain legal matters in connection with this offering will be passed upon for the Distribution Agent by Mayer Brown LLP.

EXPERTS

The consolidated financial statements of DXP Enterprises, Inc. and subsidiaries as of December 31, 2019, 2018 and 2017, and for the years then ended appearing in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of DXP Enterprises, Inc.’s internal control over financial reporting as of December 31, 2019, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting standard) given upon their authority as experts in accounting and auditing.

PROSPECTUS

DXP Enterprises, Inc.

$100,000,000

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Warrants

This prospectus will allow us to offer and sell, from time to time, in one or more offerings, up to an aggregate of $100,000,000 of our senior debt securities, subordinated debt securities, common stock, $0.01 par value, preferred stock, $1.00 par value, and warrants at prices and on terms to be determined at or prior to the time of the offering. We refer to our senior debt securities and our subordinate debt securities collectively as the “debt securities”, and we refer to our debt securities, common stock, preferred stock, and warrants collectively as the “securities.” We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them, including the names of any underwriters or agents, will be included in a supplement to this prospectus relating to that offering.

We encourage you to carefully read this prospectus and any prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.

Our common stock is traded on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “DXPE.”

We urge you to carefully review and consider the information under the heading “Risk Factors” on page 3 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If information varies between this prospectus and the Company’s prospectus supplement, you should rely on the information in the Company’s prospectus supplement. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus as provided under “Incorporation of Certain Information by Reference.” We have not authorized anyone else to give you different information. We are not offering these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the dates of those documents. You should not assume that the information contained in the documents incorporated by reference in this prospectus or in any prospectus supplement is accurate as of any date other than the respective dates of those documents.

As used in this prospectus, the terms “DXP,” “Company,” “we,” “our,” “ours” and “us” refer to DXP Enterprises, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

DXP ENTERPRISES, INC.

DXP was incorporated in Texas in 1996 to be the successor to SEPCO Industries, Inc., founded in 1908. Since our predecessor company was founded, we have primarily been engaged in the business of distributing maintenance, repair and operating (“MRO”) products, equipment and service to industrial customers. The Company is organized into three segments: Service Centers, Innovative Pumping Solutions and Supply Chain Services.

The Service Centers are engaged in providing MRO products, equipment and integrated services, including technical expertise and logistics capabilities, to industrial customers with the ability to provide same day delivery. We offer our customers a single source of supply on an efficient and competitive basis by being a first-tier distributor that can purchase products directly from manufacturers. As a first-tier distributor, we are able to reduce our customers’ costs and improve efficiencies in the supply chain. We offer a wide range of industrial MRO products, equipment and integrated services through a continuum of customized and efficient MRO solutions. We also provide services such as field safety supervision, in-house and field repair and predictive maintenance. DXP Service Centers provide a wide range of MRO products in the rotating equipment, bearing, power transmission, hose, fluid power, metal working, industrial supply and safety product and service categories.

DXP’s Supply Chain Services (SCS) segment manages all or part of its customers’ supply chains, including procurement and inventory management. The SCS segment provides fully outsourced MRO solutions for sourcing MRO products including, but not limited to, the following: inventory optimization and management; store room management; transaction consolidation and control; vendor oversight and procurement cost optimization; productivity improvement services; and customized reporting. Our mission is to help our customers become more competitive by reducing their indirect material costs and order cycle time by increasing productivity and by creating enterprise-wide inventory and procurement visibility and control.

DXP’s Innovative Pumping Solutions® (IPS) segment provides integrated, custom pump skid packages, pump remanufacturing and manufactures branded private label pumps to meet the capital equipment needs of our global customer base. Our IPS segment provides a single-source for engineering, systems design and fabrication for unique customer specifications. DXP leverages its MRO product inventories and breadth of authorized products to lower the total cost and maintain the quality of our pump packages.

Our principal executive office is located at 5301 Hollister St., Texas 77040, and our telephone number is (713) 996-4700. Our website address on the Internet is www.dxpe.com. Information contained on our website is not incorporated by reference in this prospectus, and you should not consider information contained on our website as part of this prospectus.

RISK FACTORS

An investment in our securities involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and any subsequently filed Quarterly Reports on Form 10-Q, any subsequently filed Current Reports on Form 8-K and other reports and documents we file with the SEC on or after the date of this prospectus and that are incorporated by reference herein. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Note of Caution Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein contain or incorporate by reference, and our officers and representatives may from time to time make, statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “would,” “could,” “should,” “intend,” “expect,” “suspect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. You are cautioned that any such forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by those forward-looking statements. These factors include, but are not limited to, the following:

•	decreased capital expenditures in the energy industry, which adversely impacts our customers’ demand for our products and services;

•	direct sales from manufacturers of products to end users;

•	changes in our customer and product mix, or adverse changes to the cost of goods we sell;

•	changes in customer preferences and attitudes;

•	failing to successfully remediate internal controls weaknesses;

•	ability to obtain needed capital;

•	dependence on existing management;

•	leverage and debt service;

•	increased shipping and third-party transportation costs;

•	loss of or failure to attract and retain key personnel;

•	loss of key suppliers;

•	new or modified statutory or regulatory requirements;

•	domestic and global general economic and business conditions specific to our primary customers;

•	risks associated with operating in foreign countries;

•	ability to implement internal growth strategy;

•	ability to refinance existing debt or comply with covenants of credit facilities;

•	risks associated with future acquisitions and acquisition strategy, and our ability to effectively integrate businesses we may acquire;

•	non-performance by third parties of their contractual obligations;

•	the effectiveness of management’s strategies and decisions;

•	unforeseen hazards such as weather conditions, pandemics, acts or war or terrorist acts and the governmental or military response thereto;

•	cyber-attacks adversely affecting our operations;

•

geological, operating and economic considerations and declining prices and market conditions, including reduced oil and gas prices and supply or demand for maintenance, repair and operating products, equipment and service; and

•

such other factors as discussed throughout the “Risk Factors” sections of this prospectus, throughout the Management’s Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors Sections of our Annual Report on Form 10-K for the most recent fiscal year, and in other reports that we file with the SEC from time to time.

While our forward-looking statements reflect our best judgment about future events and trends based on the information currently available to us, our results of operations can be affected by the assumptions we make or by risks and uncertainties known or unknown to us, including those described under “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the most recent fiscal year and other reports that we file with the SEC from time to time. Because such forward-looking statements are subject to risks and uncertainties and our actual results could differ materially from those in such forward-looking statements, the factors set forth under the heading “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q and other reports that we file with the SEC from time to time, among others, in some cases have affected, and in the future could affect, our actual results and could cause our actual results to differ materially from those expressed in any forward-looking statement made by us. Therefore, we cannot guarantee and you should not rely on the accuracy of the forward-looking statements.

All forward-looking statements included in this prospectus are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statement or statements. All forward-looking statements incorporated by reference into this prospectus are made as of the date they were originally made based on information available to us on the date such statements were originally made, and we assume no obligation to update any such forward-looking statement or statements.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes, which may include capital expenditures, working capital, acquisitions, repayment or refinancing of indebtedness, investments in our subsidiaries or repurchasing or redeeming our securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:

•	directly to purchasers;

•	through agents or directly to agents;

•	through underwriters or underwriting syndicates led by one or more managing underwriters;

•	to or through brokers or dealers;

•

through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	by delayed delivery contracts or by remarketing firms;

•	sell securities short and redeliver such securities to close out the positions;

•	transactions in options, swaps, or other derivatives that may or may not be listed on an exchange;

•	through any other method permitted by applicable law; and

•	through a combination of these methods.

General

The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any of the prices may represent a discount from the prevailing market prices. In the sale of the securities, underwriters, dealers, or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act.

We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or free writing prospectus, as the case may be.

Agents and Underwriters

We, or agents designated by us, may directly solicit, from time to time, offers to purchase our securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements (which may be entered into with us) to indemnification by us against specific liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If underwriters are used in a sale, they will acquire the offered securities for their own account. If we utilize any underwriters in the sale of our securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of our securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

Dealers

We may sell the offered securities to dealers as principals. If we utilize a dealer in the sale of our securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

Direct Sales

We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. In this case, no underwriters or agents would be involved.

At-The-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of any agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or free writing prospectus, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

The prospectus supplement will, where applicable, describe, disclose or identify:

•	the terms of the offering;

•	the method of distribution, including the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	delayed delivery arrangements;

•	underwriting discounts and commissions;

•	initial public offering price;

•	discounts or concessions allowed or re-allowed or paid to dealers;

•	commissions paid to agents;

•	securities exchange on which the securities may be listed; and

•	the place and time of delivery for the securities in respect of which this prospectus is delivered.

Market Making and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market, other than shares of our common stock, which are listed on The NASDAQ Global Select Market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, our securities may not have a liquid trading market.

Underwriters may also engage in stabilizing transactions, syndicate covering transactions and penalty bids. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

We, the underwriters, dealers, or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters, dealers, or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters, dealers, or agents. The underwriters, dealers, or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters, dealers, or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Other terms, and the particular terms of a specific series of debt securities (which differ from the terms described below), will be described in the prospectus supplement relating to that series. The debt securities will be senior debt securities or subordinated debt securities. The senior debt securities will be issued under an indenture (the “Senior Indenture”) to be entered into among us and a trustee named in the applicable prospectus supplement, as trustee (the “Senior Trustee”), and the subordinated debt securities will be issued under a separate indenture (the “Subordinated Indenture”) to be entered into among us and a trustee to be named in the applicable prospectus supplement, as trustee (the “Subordinated Trustee”). The term “Trustee” used in this prospectus shall refer to the Senior Trustee or the Subordinated Trustee, as appropriate. The Senior Indenture, the Subordinated Indenture and their respective supplemental indentures that specify the terms of a particular offering of the debt securities are sometimes collectively referred to herein as the “Indentures” and individually as “Indenture.” The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”), and may be supplemented from time to time following execution. Capitalized terms used in this section and not otherwise defined in this section will have the respective meanings assigned to them in the Indentures. We have filed the form of Indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental Indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. The following summary of material provisions of the debt securities and the Indentures is subject to, and qualified in its entirety by reference to, all of the provisions of the Indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete Indenture that contains the terms of the debt securities.

General

The debt securities will be our direct obligations. The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related Indenture, which may include (without limitation) the following:

•	the title and series of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which the debt securities will be issued;

•	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

•	the interest rate or rates (which may be fixed, variable or a combination thereof) per annum of the debt securities or the method of determining the interest rate or rates of the debt securities;

•	whether or not the debt securities are secured or unsecured and any guarantee with respect to the debt securities;

•

if applicable, the date or dates from which interest on the debt securities will accrue or the method or methods by which the date or dates are to be determined, the interest payment dates, the date or dates on which payment of interest will commence and the regular record dates for any interest payable on such interest payment dates;

•

if applicable, the date after which and the price or prices at which the debt securities may, pursuant to any mandatory or optional redemption provisions or repayment option, be redeemed mandatorily, at our option or at the option of the holders of the debt securities and the other detailed terms and provisions of such mandatory or optional redemption;

•

the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security and any additional information related to the global debt securities;

•	the denomination or denominations of debt securities;

•

the terms and conditions upon which conversion or exchange of the debt securities into or for common stock, preferred stock or other debt securities will be effected, including the conversion price or exchange ratio, period or any other conversion or exchange provisions;

•

whether the debt securities will be issued in registered or bearer form or both and, if in bearer form, the related terms and conditions and any limitations on issuance of such bearer debt securities (including exchange for registered debt securities of the same series);

•	information with respect to book-entry procedures, if any;

•	whether any of the debt securities will be issued as original issue discount securities;

•	each office or agency where, subject to the terms of the Indenture, the debt securities may be presented for registration of transfer or exchange;

•

if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

•	a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities;

•	if other than the Trustee, the identity of each security registrar, paying agent and authenticating agent; and

•	any other terms of the debt securities.

Covenants

Under the Indentures, we have agreed to:

•	pay the principal of, interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium;

•	deliver a certificate to the trustee at the end of each fiscal year reviewing our obligations under the Indentures; and

•	preserve and keep in full force and effect our existence, rights and franchises.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events will be an Event of Default under an Indenture with respect to any series of debt securities issued under that Indenture:

•	failure to pay principal of (or premium, if any, on) any debt security of the series when due;

•	failure to deposit a sinking fund payment or any other such analogous required payment, if any, when due by the terms of a debt security of the series;

•	failure to pay any interest on any debt security of the series when due, continued for 30 days;

•	failure to perform or comply with any covenant in the applicable Indenture or related supplemental indenture, continued for 90 days after written notice as provided in the Indenture;

•	certain events in bankruptcy, insolvency or reorganization affecting us; and

•	any other Event of Default set forth in the applicable Indenture or supplemental indenture relating to the debt securities of that series.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an Indenture. The applicable Trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the holders.

If an Event of Default occurs and is continuing, then the applicable Trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series may declare the entire principal amount of the debt securities of that series to be due and payable immediately; provided, however, that the holders of a majority of the aggregate principal amount of the debt securities of that series may, under certain circumstances, void the declaration.

Subject to provisions in each Indenture relating to its duties in case an Event of Default shall have occurred and be continuing, no Trustee will be under an obligation to exercise any of its rights or powers under that Indenture at the request or direction of any holders of debt securities then outstanding under that Indenture, unless such holders shall have offered to the applicable Trustee reasonable indemnity. In general, such reasonable indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any power conferred on the applicable Trustee for any series of debt securities.

Defeasance

When we use the term “defeasance,” we mean a discharge from some or all of our obligations under the applicable Indenture. We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance or to be released from covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time after we deposit with the applicable trustee sufficient cash or government securities to pay the principal, any interest or premium and any other sums due on the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the applicable Indenture, except for certain obligations, including obligations to register the transfer or exchange of debt securities, to replace lost, stolen or mutilated debt securities, to pay principal and any premium or interest on the originally-stated due dates and certain other obligations set forth in the Indenture.

We may discharge our obligations under the Indentures or be released from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the trustee an opinion of our legal counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service or a change in U.S. federal income tax law since the date of the Indenture. No Event of Default with respect to the debt securities discharged shall have occurred or be continuing on the date of the deposit in furtherance of defeasance.

Subordination

Debt securities of a series may be subordinated to our “Senior Indebtedness,” which we define generally as money borrowed, including guarantees, by us or, if applicable to any series of outstanding debt securities, by our subsidiaries and guaranteed by us that is not expressly subordinate or junior in right of payment to any of our or, if applicable, any of our subsidiary’s other indebtedness. Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the Indenture, the related supplemental indenture and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness and, if applicable, that of any of our subsidiaries that is designated as “Senior Indebtedness” with respect to the series. Under any Subordinated Indenture, payment of the principal, interest and premium, if any, on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness. The Subordinated Indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

•	of any insolvency, bankruptcy or similar proceeding involving us or our property until payment in full of the Senior Indebtedness; or

•

we fail to pay the principal, interest, premium, if any, or any other amounts on any Senior Indebtedness when due or during the continuance of certain defaults on any Senior Indebtedness unless such payments are approved by the representatives of all forms of the Senior Indebtedness.

•	Any Subordinated Indenture will not limit the amount of Senior Indebtedness that we may incur.

No Personal Liability of Officers, Directors, Employees or Stockholders

No director, officer, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any Indenture or the debt securities by reason of his, her or its status as such.

DESCRIPTION OF CAPITAL STOCK

AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following is a description of our capital stock and a summary of the rights of our stockholders and provisions pertaining to indemnification of our directors and officers. You should also refer to our Restated Articles of Incorporation (the Company’s certificate of formation), as amended, and our Bylaws, which are incorporated by reference in this prospectus, and to Texas law.

General

The Company has an authorized capitalization of 110,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $1.00 par value, of which 1,000,000 shares have been designated Series A Preferred Stock and 1,000,000 shares have been designated Series B Convertible Preferred Stock. We have reserved a total of (i) 1,000,000 shares of our common stock for grants of options and restricted stock awards under our stock plans and (ii) 840,000 shares of our common stock for conversion of Series B Convertible Preferred Stock. As of February 28, 2020, there were 17,647,751 shares of common stock, 1,122 shares of Series A Preferred Stock and 15,000 shares of Series B Convertible Preferred Stock outstanding. As of February 28, 2020, there were 367 holders of record of common stock, four holders of Series A Preferred Stock and three holders of Series B Convertible Preferred Stock.

Common Stock

Dividends. The holders of shares of Series B Convertible Preferred Stock are entitled to dividends before the payment of any dividends to holders of shares of common stock. The holders of shares of common stock have no right or preference to the holders of shares of any other class of capital stock of the Company in respect of the declaration or payment of any dividends or distributions by the Company. Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of shares of common stock shall be entitled to equally receive any dividends or distributions if and when declared by the Board of Directors out of any funds legally available for that purpose.

Liquidation, Dissolution or Winding Up. Subject to the required cash payments to the Series A Preferred Stock and the Series B Convertible Preferred Stock and the prior rights of any other series of preferred stock then outstanding, after payment of liabilities the remainder of the assets of the Company, if any, shall be divided and distributed ratably among the holders of the Series B Convertible Preferred Stock and the common stock.

Redemption. No shares of common stock are callable or redeemable by the Company.

Conversion. No holder of common stock has the right to convert or exchange any such shares with or into any other shares of capital stock of the Company.

Voting. Each share of common stock entitles the holder thereof to one vote, in person or by proxy, at any and all meetings of the shareholders of the Company on all propositions presented to the shareholders generally. Except as specifically provided in the Texas Business Organizations Code, as amended (the “TBOC”), or in the Company’s Restated Articles of Incorporation, as amended, the affirmative vote required for stockholder action shall be that of holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present. Voting is non-cumulative.

Preemptive Rights. No holder of any security of the Company is entitled to preemptive rights.

Preferred Stock Issuances. The Company’s Restated Articles of Incorporation, as amended, allow the Board of Directors to issue shares of preferred stock without shareholder approval on such terms as the Board of Directors may determine. The rights of all the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. See “Certain Anti-Takeover Effects of Certain Provisions of the Company’s Restated Articles of Incorporation, Bylaws and the Texas Business Organizations Code” below.

Preferred Stock

The following description of the terms of the preferred stock sets forth the material terms and provisions of the preferred stock to which any prospectus supplement may relate. Other terms of any series of the preferred stock offered by any prospectus supplement will be described in that prospectus supplement. The description of the provisions of the preferred stock set forth below and in any prospectus supplement is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation, as amended, relating to each series of the preferred stock.

Our Series A Preferred Stock has a liquidation cash payment right of $100 prior to any distribution of assets available for distribution to any other shareholder. It has no dividend preference, conversion right or mandatory redemption features. Holders of our Series A Preferred Stock are entitled to 1/10 of a vote for each share on all matters presented to shareholders generally voting as a single class with the Common Stock and any other class or series of stock having similar voting rights.

Our Series B Preferred Stock has, subject to the Series A Preferred Stock liquidation cash payment right, a liquidation cash payment right of $100 prior to any distribution of assets available for distribution to any other shareholder and thereafter has the right to share ratably in all assets remaining after payment of liabilities and the satisfaction of the liquidation preferences of any other outstanding shares of preferred stock. Our Series B Preferred Stock also has the right to receive dividends out of any funds available for that purpose at the rate of 6% per annum of the stated value of such Series B Preferred Stock. The Company, at its option, may redeem the Series B Preferred Stock, in whole or in part, five years from its date of issuance. However, no shares of Series B Preferred Stock may be redeemed unless all accrued dividends on all outstanding shares of Series B Preferred Stock shares have been paid for all past dividend periods and full dividends for the current period, except those to be redeemed, have been paid or declared and set apart for payment. Each share of Series B Preferred Stock is convertible at any time prior to redemption, at the holder’s option, into 56 shares of common stock, as a result of the split of the Company’s common stock on a two-for-one basis declared by the Board of Directors on September 8, 2008. Holders of our Series B Preferred Stock are entitled to 1/10 of a vote for each share on all matters presented to shareholders generally voting as a single class with the Common Stock and any other class or series of stock having similar voting rights.

The preferred stock may be issued from time to time by our Board of Directors as shares of one or more series. Subject to the provisions of our Restated Articles of Incorporation, as amended, and limitations prescribed by law, our Board of Directors is expressly authorized to adopt resolutions to issue the shares, fix the number of shares, change the number of shares constituting any series and provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock, in each case without any action or vote by the holders of common stock.

The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth in a prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered by the prospectus supplement for specific terms, including:

•	the designation and stated value per share of such preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate or method of calculation, the dates on which dividends shall be payable, the form of dividend payment and the dates from which dividends shall begin to accumulate, if any;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

The preferred stock will, when issued, be fully paid and non-assessable and will have no preemptive rights. The rights of the holders of each series of the preferred stock will be subordinate to the rights of our general creditors.

Certain Anti-Takeover Effects of Certain Provisions of the Company’s Restated Articles of Incorporation, Bylaws and the Texas Business Organizations Code

The Company’s Restated Articles of Incorporation, as amended, and Bylaws contain certain provisions that could make the acquisition of the Company by means of a tender or exchange offer, a proxy contest or otherwise more difficult. The description of such provisions, set forth below, is intended only as a summary and is qualified in its entirety by reference to the Restated Articles of Incorporation, as amended, and Bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Preferred Stock. The Restated Articles of Incorporation, as amended, authorize the Board of Directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of such series without shareholder approval on such terms as the Board of Directors may determine. The rights of all the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Our Restated Articles of Incorporation, as amended, also do not allow cumulative voting in the election of directors. The Company believes that the ability of the Board of Directors to issue one or more series of preferred stock will provide the Company with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that may arise. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by the Company’s shareholders, unless such action is required by the Restated Articles of Incorporation, as amended, applicable laws or the rules of any stock exchange or automated quotation system on which the Company’s securities may be listed or traded.

Although the Board of Directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of the Company and its shareholders. The Board of Directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror otherwise would be able to change the composition of the Board of Directors, including a tender or exchange offer or other transaction that some or a majority of the Company’s shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then current market price of such stock.

Special Meeting of Shareholders. The Bylaws provide that special meetings of shareholders may be called by the President or the Chairman of the Board of Directors and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of shareholders owning 30% of the capital stock of the Company issued and outstanding and entitled to vote. Such provisions, together with the other anti-takeover provisions described herein, could also have the effect of discouraging a third party from initiating a proxy contest, making a tender or exchange offer or otherwise attempting to obtain control of the Company.

Texas Anti-Takeover Law. Section 21.606 of the TBOC imposes a special voting requirement for the approval of certain business combinations and related party transactions between public corporations and affiliated shareholders. In particular, Section 21.606 prohibits certain mergers, sales of assets, reclassifications and other transactions (defined as business combinations) between a shareholder beneficially owning 20% or more of the outstanding voting stock of a Texas public corporation (such shareholder being defined as an affiliated shareholder) for a period of three years following the date the shareholder acquired the shares representing 20% or more of the corporation’s voting power unless two-thirds of the outstanding voting stock not beneficially owned by the affiliated shareholders or their affiliates approve the transaction at a meeting held for that purpose no earlier than six months after the affiliated shareholder acquires that ownership. The provisions requiring such a vote of shareholders do not apply to a transaction with an affiliated shareholder if such transaction or the purchase of shares by the affiliated shareholder is approved by the board of directors before the affiliated shareholder acquires beneficial ownership of 20% of the shares. Section 21.607 contains a provision that allows a corporation to elect out of the statute by an amendment to its certificate of formation or bylaws. Neither our Restated Articles of Incorporation nor our Bylaws exempts us from the restrictions imposed under Section 21.606. Section 21.606 could have the effect of delaying, deferring or preventing a change in control of the Company.

Indemnification of Directors and Officers

Section 8.101 of the TBOC provides that a corporation may indemnify any director or officer who was, is or is threatened to be named as a defendant or respondent in a proceeding because he or she is or was a director or officer, provided that the director or officer (i) conducted himself or herself in good faith, (ii) reasonably believed (a) in the case of conduct in his or her official capacity, that his or her conduct was in the corporation’s best interests or (b) in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Subject to certain exceptions, a director or officer may not be indemnified if such person is found liable to the corporation or if such person is found liable on the basis that he or she improperly received a personal benefit. Under Texas law, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. Texas law requires a corporation to indemnify an officer or director against reasonable expenses incurred in connection with a proceeding in which he or she is named a defendant or respondent because he or she is or was a director or officer if he or she is wholly successful in the defense of the proceeding.

Texas law also permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against such person and incurred by such person in such a capacity or arising out of such person’s status as such a person, whether or not the corporation would have the power to indemnify such person against that liability under Section 8.101 of the TBOC.

The Company’s Restated Articles of Incorporation, as amended, and Bylaws provide for indemnification of its officers and directors and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted under the TBOC. Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the Company’s Bylaws.

The above discussion of the TBOC, the Company’s Restated Articles of Incorporation, as amended, and Bylaws is not intended to be exhaustive and is qualified in its entirety by such statute, the Restated Articles of Incorporation, as amended, and Bylaws, respectively.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, New York, New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our senior debt securities, subordinated debt securities, common stock or preferred stock. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. That warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the anti-dilution provisions of such warrants;

•	if applicable, the redemption or call provisions of such warrants;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Until they exercise their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, and will not be entitled to:

•	receive payments of principal of (or premium, if any, on) or interest, if any, on any debt securities purchasable upon exercise;

•	receive dividend payments, if any, with respect to any underlying securities; or

•	exercise the voting rights of any common stock or preferred stock purchasable upon exercise.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Norton Rose Fulbright US LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of DXP Enterprises, Inc. and subsidiaries as of December 31, 2019, 2018 and 2017, and for the years then ended appearing in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of DXP Enterprises, Inc.’s internal control over financial reporting as of December 31, 2019, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting standard) given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus, which is included in the registration statement, does not contain all of the information in the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public on the SEC’s Internet website at http://www.sec.gov. Our Internet website address is http://www.dxpe.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

We furnish holders of our common stock with annual reports containing financial statements audited by our independent auditors in accordance with generally accepted accounting principles following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the initial filing of the registration statement that contains this prospectus and prior to the effectiveness of such registration statement, and (ii) prior to the completion or termination of the offering, other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

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Our Annual Report on Form 10-K for our fiscal year ended December 31, 2019, filed with the SEC on March 13, 2020, including the information specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2019 from our definitive proxy statement for the 2020 Annual Meeting of shareholders filed with the SEC on April 23, 2020;

•	Our Current Reports on Form 8-K filed with the SEC on February 21, 2020 and March 19, 2020.

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The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 9, 1996, including any amendments or reports filed for the purpose of updating such description.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference in such documents). Requests for such copies should be directed to:

DXP Enterprises, Inc.

5301 Hollister St.

Houston, Texas 77040

(713) 996-4700

Attention: Corporate Secretary

DXP ENTERPRISES, INC.

Up to $37,500,000 of

Common Stock

PROSPECTUS SUPPLEMENT

BMO Capital Markets Corp.

May 11, 2020